This REGISTRATION RIGHTS AGREEMENT is made and entered into as of March 28, 2001, by and among DIRECTRIX, INC., a Delaware corporation (the "Company") and the person whose names and addresses appear on attached Schedule A (collectively, the "Holders").

                  The Holders are the beneficial owner of certain Registrable Securities (as defined below) issued by the Company. The Company and the Holders deem it to be in their respective best interests to set forth the rights of the Holders in connection with public offerings and sales of the Registrable Securities.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Holders, intending legally to be bound, hereby agree as follows.

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of any person means any other person who either directly or indirectly is in control of, is controlled by, or is under common control with such person.

                  "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                  "Debentures" shall mean the Subordinated Convertible Debentures issued by the Company to the Holders.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Hold-Back Election" shall have the meaning set forth in
Section 5(a) hereof.

                  "Holder" shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

                  "Piggyback Registration" shall have the meaning set forth in
Section 4 hereof.

                  "PIK Shares" shall mean the shares of Common Stock of the Company issued at the Company's election in lieu of interest accrued on the Debentures.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Registrable Securities" shall mean the Common Stock issued to the Holders upon conversion of the Debentures, the PIK Shares and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.

                  "Registration Expenses" shall have the definition set forth in
Section 6 hereof.

                  "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Restricted Securities" shall have the meaning set forth in
Section 2 hereof.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "SEC" or the "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

                  Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by a Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

                  Section 3. Registration following Fiscal Year End March 31, 2001 Audit.

                  (a) Automatic Registration. Promptly following the completion of the audit of the Company's financial statements for the fiscal year ended March 31, 2001, the Company will use its best efforts to effect, as expeditiously as possible, the registration (the "Automatic Registration") under the Securities Act of the Registrable Securities.

                  (b) Effectiveness of Registration Statement. The Company agrees to use its best efforts to cause the Registration Statement relating to the Automatic Registration to become effective as promptly as practicable following the demand therefor and keep thereafter such Registration Statements effective continuously for the period specified in the next succeeding sentence. The Company will use its best efforts pursuant to this Section to keep a Registration Statement continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earliest of (A) the date which is 180 days after, or, as to a Shelf Registration Statement, the second anniversary of, the effective date of such Registration Statement, (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed and (C) the date on which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 promulgated under the Securities Act, unless the Registration Statement relates to an underwritten public offering of not less than 50% of the original number of shares of Common Stock issuable upon conversion of the Debentures (calculated as if the Debentures had been converted on the date hereof).

                  (c) Inclusion of Other Securities. The Company and any other holder of the Company's securities who has registration rights may include its securities in any registration effected pursuant to Section 3; provided, however, that if the managing underwriter or underwriters of a proposed Underwritten Offering contemplated thereby advise the holder or holders of securities to be included in such offering in writing that the total amount or kind of securities which the Company or any such other holder intends to include in such proposed public offering is such as would, in the judgment of the managing underwriter or underwriters, materially adversely affect the success of the proposed public offering requested by the Holders, then the amount or kind of securities to be offered for the account of the Company or any such other holder shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

                  (d) Deferral of Filing. The Company may defer the filing (but not the preparation) of a Registration Statement required by Section 3(a) until a date not later than 90 days after the proposed filing date (or, if longer, 120 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed) and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or (ii) the Board of Directors of the Company had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering and the Board of Directors of the Company determines in good faith that the filing of a Registration Statement pursuant to
Section 3(a), in light of the intended method of distribution, would materially adversely affect such offering. A deferral of the filing of a Registration Statement pursuant to this Section 3(d) shall be lifted and the requested Registration Statement shall be filed forthwith if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a Registration Statement pursuant to this Section 3(d), the Company shall promptly (but in any event within ten days), upon determining to seek such deferral, deliver to the Holders, written notice stating that the Company is deferring such filing pursuant to this Section 3(e) and a general statement of the reason for such deferral and an approximation of the anticipated delay.

                  Section 4.  Piggyback Registration.  If, on or prior to
March    , 2003, the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than in connection with a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a "Requesting Securityholder"), other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least fifteen
(15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement (each, a "Piggyback Registration"). Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its best reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company and any other persons or entities intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders of Registrable Securities shall be reduced pro rata, together with the amount or kind of securities to be offered for the accounts of any other persons requesting registration of securities pursuant to rights similar to the rights of Holders under this Section 4, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to herein at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

                  Section 5.  Holdback Agreements.

                  (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, each Holder agrees not to effect any public sale or distribution of securities of the Company except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending on ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters).

                  (b) Limitation on Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the reasonable opinion of counsel for the Company (which counsel shall be experienced in securities law matters), registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws, in connection with a proposed sale of such Registrable Securities, the Company shall have no obligation to pursue the Automatic Registration pursuant to
Section 3 and/or the Holder shall have no rights to request a Piggyback Registration pursuant to Section 4 in connection with such proposed sale and the Company shall promptly provide to the transfer agent and the Holder's broker in connection with any sale transaction an opinion to the effect set forth above.

                  Section 6. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company); provided, that Registration Expenses shall not include any fees and expenses of counsel for the Holders, the expenses of any special audit or accounting review (other than a review or audit of the Company's year-end financial statements), out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

                  Section 7.  Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion therein. The liability of each Holder under this Section 7(b) shall be limited to an amount equal to the proceeds received by such Holder from the sale of any Registrable Securities covered by such Registration Statement or Prospectus. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If for any reason the indemnification provided for in Section 7(a) or Section 7(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 7(a) and
Section 7(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                  Section 8. Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person
(i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this
Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  Section 9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 9, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) then outstanding. Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its controlled affiliates (other than Holders of Registrable Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

                  Section 10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, during such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best reasonable efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (so long as it is subject to such reporting requirements); and

                  (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (so long as it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (so long as it is subject to the reporting requirements of the Exchange Act).

                  Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                  (a) If to a Holder of Registrable Securities, at addresses set forth on attached Schedule A or such other address given by such Holder to the Company, in accordance with the provisions of this Section 11.

                  (b) If to the Company, initially at 236 West 26th Street, Suite 12W, New York, New York 10001, attention: Chief Executive Officer; telecopier no. (212) 633-7414; and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11.

                  (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

                  Section 12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to subsequent Holders of the Registrable Securities who cannot freely transfer their shares in the absence of registration under the Securities Act.

                  Section 13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 14. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

                  Section 16. Jurisdiction; Forum. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 11, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                  Section 17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  Section 18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                             DIRECTRIX, INC.



                                             By:
                                                --------------------------------
                                                J. Roger Faherty, Chairman & CEO

                                             HOLDERS



                                             -----------------------------------

                                             Name:------------------------------


                                             If entity


                                             Title:-----------------------------


                                             Entity Name:-----------------------

                                   Schedule A



                                                               Face Amount of
Name                           Address                          Subordinated
                                                              Convertible Note
-----------------------------  ---------------------------  --------------------
Alberto Antebi                 4900 Woodway, Suite 650,
                               Houston TX                      $  100,000.00
-----------------------------  ---------------------------  --------------------
Eileen A. Kaplan               4 Spinning Wheel Lane,
                               Dix Hills, NY                   $   25,000.00
-----------------------------  ---------------------------  --------------------
Lawrence Kaplan                17 Riverview Terrace,
                               Smithtown, NY 11782             $   50,000.00
-----------------------------  ---------------------------  --------------------
L.B. Partners, L.P.            960 Park Ave., Apt. 10E,
                               New York, NY 10028              $   75,000.00
-----------------------------  ---------------------------  --------------------
Lebow Family Revocable Trust   808 San Ysidro Lane,
                               Santa Barbara, CA 93108         $  100,000.00
-----------------------------  ---------------------------  --------------------
Phil Lifschitz                 7 Tulane drive,
                               Livingston, NJ 07039            $   50,000.00
-----------------------------  ---------------------------  --------------------
Marlin Capital Corp.           11 South LaSalle,
                               Suite 3310,
                               Chicago, IL 60603               $   75,000.00
-----------------------------  ---------------------------  --------------------
Jeffrey A. Schnipper           530 East 76th Street,
                               Apt. 25A,
                               New York, NY 10021              $   25,000.00
-----------------------------  ---------------------------  --------------------